                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2001
                                                   ------------


                         Commission File No. 001-12392
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                           NATIONAL DATA CORPORATION
                           -------------------------
            (Exact name of registrant as specified in its charter)


          DELAWARE                                      58-0977458
          --------                                      ----------
          (State or other jurisdiction of              (IRS Employer
          incorporation)                               Identification Number)


     National Data Plaza, Atlanta, Georgia              30329-2010
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     (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (404) 728-2000
                                                   --------------


                                      N/A
                                      ---
            (Former name, former address and former fiscal year, if
                           changed since last year)
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Item 9.  Regulation FD Disclosure
         ------------------------

     NDCHealth (National Data Corporation, NYSE: NDC) and MedUnite today announced a definitive agreement under which NDCHealth will combine its physician network services business with MedUnite. The alliance calls for NDCHealth to become a founding investor in MedUnite joining Aetna, Anthem, CIGNA, Health Net, Inc., Oxford, Pacificare and WellPoint Health Networks. In exchange for the assets of its physician network services business, NDCHealth will receive a 17.9% equity position in MedUnite and the right to nominate a representative to its board. MedUnite is a privately held service company developing real-time Internet-based connectivity enabling physicians, insurers and other healthcare constituents to handle administrative transactions more efficiently and economically.

     NDCHealth's physician network connects physicians to payers to provide electronic processing for claims, eligibility, referrals and other health transactions. NDCHealth will continue to market its practice management systems to connect the physician desktop to the network through the MediSoft, Lytec and Concept product lines, and will exclusively market MedUnite's physician network services to its MediSoft, Lytec and Concept customers. In addition, the firms have entered into cross-marketing agreements that enable each of them to provide their customers with each other's services, and are working jointly to develop new products to serve the healthcare industry.

     The agreement is subject to customary closing conditions and is expected to close during NDCHealth's first fiscal quarter ending August 31, 2001.

     NDCHealth will account for the alliance using the cost method of accounting. It is estimated that the financial impact on NDCHealth for fiscal 2002 will be a reduction of less than $10 million in revenue and a neutral impact on earnings per share, assuming the agreement closes in NDCHealth's first fiscal quarter and that MedUnite is successful in its integration and operation of the physician network. It is expected that the alliance and agreement with MedUnite will increase NDCHealth's total revenue and be accretive to earnings per share in fiscal years following fiscal 2002, assuming that MedUnite is successful in marketing its products and services.
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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONAL DATA CORPORATION
                                       -------------------------
                                             (Registrant)

                                     By: /s/ David H. Shenk
                                         -------------------
                                         David H. Shenk
                                         Vice-President and Corporate Controller
                                         (Chief Accounting Officer)

Date:  June 4, 2001